UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2026

Ascent Industries Co.
(Exact name of registrant as specified in its charter)

Delaware		0-19687		57-0426694
(State or other jurisdiction of incorporation or organization)		(Commission File Number)		(I.R.S. Employer Identification No.)

20 N. Martingale Rd,	Suite 430,
Schaumburg,	Illinois			60173
(Address of principal executive offices)				(Zip Code)
		(630)	884-9181
(Registrant's telephone number, including area code)

Inapplicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $1.00 per share	ACNT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Director Appointments
On March 31, 2026, the Board of Directors (the "Board"), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, approved a resolution increasing the size of the Board from five to seven directors. Concurrently, the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, unanimously approved the appointments of Carmen J. Giannantonio (age 68) and Jeremy F. Rohen (age 51) as a directors of the Company, to serve from April 1, 2026, until the next Annual Meeting of Stockholders (the "Annual Meeting") or until his successor is duly elected and qualified or until his earlier death, resignation or removal.

Carmen J. Giannantonio
Mr. Giannantonio has been a Director since November 1, 2023, on the Board of Delrin USA LLC, a global manufacturer of high-performance polyacetal homopolymer engineering plastics for automotive, healthcare and industrial applications. He has been a Director since June 30, 2023, and Vice Chairman of the Board of Trustees of Delaware Hospice, Inc., a non-profit community-based service organization providing comprehensive CMS-approved hospice, palliative care and grief support services for patients and families facing serious illness where he serves as Chairman of the Governance and Nominating committee, and a member of the Finance, Executive Compensation and Value-Based Care committees of the Board. Mr. Giannantonio has been a member of the Finance committee since May 1, 2023, of Ronald McDonald House of Delaware, a non-profit organization providing housing, care and support for families of seriously ill children. Mr. Giannantonio has an extensive executive corporate career with over 40 years in Finance and Strategy leadership positions including 23 years in Corporate Development with Fortune 500 companies in multi-industrial, pharmaceutical and specialty chemical industries where he planned and executed transformational transactions valued over $200 Billion, developed diverse global functions, managed and reported P&L performance, implemented corporate governance, successfully dealt with public company shareholder activists, and led strategic actions that generated sustainable and profitable growth. Mr. Giannantonio was formerly Vice President, Mergers & Acquisitions, DuPont de Nemours, Inc. (2019 – 2023); Sr. Director, Corporate Mergers & Acquisitions and Financial Planning & Analysis, E.I. DuPont de Nemours and Company (2009 – 2019); CFO, DuPont Imaging Technologies, a $1 Billion business segment of E.I. DuPont de Nemours and Company (2007 – 2009); Sr. Finance Director & Treasurer, Bristol Meyers Pharma (formerly known as DuPont Pharmaceuticals), and Director of Finance and Tax, DuPont Merck Pharmaceuticals, a global joint venture owned 50% by Merck, Inc. and 50% by E.I. DuPont de Nemours and Company.

Mr. Giannantonio holds a Master of Business Administration from Drexel University, a Master of Science in Taxation from Widener University and a Bachelor of Science in Accounting from Villanova University. He was previously a member of EY’s Corporate Development Leadership Network (2009 – 2023) and the National Association of Financial Professionals (1996 – 2023).

The Board has determined that Mr. Giannantonio qualifies as independent in accordance with the listing requirements of the Nasdaq Global Market. There were no arrangements or understandings pursuant to which Mr. Giannantonio was elected as a director, and there are no related party transactions or arrangements between the Company and Mr. Giannantonio reportable under Item 404(a) of Regulation S-K. Mr. Giannantonio will also serve on the Audit and Nominating and Corporate Governance Committees of the Board.

Jeremy F. Rohen
Mr. Rohen is the Co-Chief Executive Officer & Chief Operating Officer for Tilley Distribution, Inc. (Tilley), a global specialty ingredients and chemicals distributor. Prior to Tilley, Mr. Rohen served as Senior Vice President, Strategy and Business Development of Axalta Coating Systems Ltd., a leading global coatings company (NYSE: AXTA). Previously, Mr. Rohen served as Vice President, Corporate Development and Investor Relations for W.R. Grace & Co., a global specialty chemical and engineered materials company, where he led corporate development, strategy, treasury, and investor relations at W.R. Grace & Co. Prior to this, he was Managing Director for Seale & Associates, a Washington, DC based investment bank, and began his career at PricewaterhouseCoopers

Mr. Rohen holds a Master of Science in Taxation and a Bachelor of Science in Finance from The George Washington University School of Business.

The Board has determined that Mr. Rohen qualifies as independent in accordance with the listing requirements of the Nasdaq Global Market. There were no arrangements or understandings pursuant to which Mr. Rohen was elected as a director, and there are no related party transactions or arrangements between the Company and Mr. Rohen reportable under Item 404(a) of

Regulation S-K. Mr. Rohen will also serve on the Compensation and Nominating and Corporate Governance Committees of the Board.

For their services as independent directors, Mr. Giannantonio and Mr. Rohen will receive the same fees and compensation as other independent (non-employee) directors of the Company, determined on a pro rata basis. A description of the compensation paid to independent directors of the Company is set forth under the section entitled “Compensation of Non-Employee Directors” in the Company’s 2025 proxy statement filed on April 30, 2025. We also intend to enter into our standard form of indemnification agreement with Mr. Giannantonio and Mr. Rohen, which will obligate us to indemnify them to the fullest extent permitted by Delaware law.

Board Transition
On March 31, 2026, John Schauerman informed the Board of his decision not to stand for re-election as a member of the Board at the Company’s 2026 Annual Meeting. Mr. Schauerman will continue to serve as a director and chair of the Company's Audit Committee and member of the Board’s Compensation Committee and the Nominating and Corporate Governance Committee until the completion of his term. Mr. Schauerman’s decision not to stand for re-election as a member of the Board is not the result of any disagreement with the Company.

The Company issued a press release on April 1, 2026, announcing the appointment of Mr. Giannantonio and Mr. Rohen as well as the board transition for Mr. Schauerman. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 8.01.    Other Events
On March 31, 2026, Ascent Industries Co. (the “Company”) adopted a written trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (“Exchange Act”). The trading plan will include purchases up to the total amount of 1,750,000 shares executed daily based on specified price targets. This written trading plan will take effect on March 31, 2026 and will cease on May 11, 2026.

Adopting a trading plan that satisfies the conditions of Rule 10b5-1 allows a company to repurchase its shares at times when it might otherwise be prevented from doing so due to self-imposed trading blackout periods or pursuant to insider trading laws. A broker selected by the Company will have the authority under the terms and limitations specified in the plan to repurchase shares on the Company’s behalf in accordance with the terms of the plan. After the expiration of the current trading plan, the Company may from time to time enter into subsequent trading plans under Rule 10b5-1 to facilitate the repurchase of its common stock pursuant to its stock repurchase program.

Information regarding stock repurchases will be available in the Company’s periodic reports on Form 10-Q and 10-K filed with the Securities and Exchange Commission as required by the applicable rules of the Exchange Act.

Item 9.01.    Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release dated April 1, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

Ascent Industries Co.

Dated: April 1, 2026	By: /s/ Ryan Kavalauskas
Ryan Kavalauskas
Chief Financial Officer